Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227202) and Form S-8 (No. 333-240242, 333-231864, 333-220330, 333-220324) of DuPont de Nemours, Inc. of our report dated February 11, 2021 relating to the financial statements and financial statement schedule of E. I. du Pont de Nemours and Company, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 3, 2021